Exhibit 10.1

FINANCIAL ADVISORY SERVICE RECOGNITION AGREEMENT

This Financial Advisory Service Recognition Agreement (the “Agreement”) is dated as of September 20, 2016, by and between NowNews Digital Media Technology Co. Ltd., a Nevada corporation (the “Company”), and GIA Consultants Limited (the “Consultant”).

WHEREAS, the Consultant served as a financial advisor consultant to the Company and provided and/or performed the Services (as that term is hereinafter defined);

WHEREAS, the Company considers the Services that have been provided by the Consultant valuable and essential to the Company’s development;

NOW, THEREFORE, in recognition of the financial advisory services that have been previously rendered to the Company, and in consideration of the terms hereinafter set forth, the Company agrees to issue certain amount of shares of Common Stock to the Consultant and the Consultant agrees to accept such shares as payment in full for the advisory services it has rendered.

I.                   SERVICE

Consultant served as a financial advisory consultant to the Company and provided and/or performed the following, hereinafter collectively referred as the “Services”:

A. Completed an analysis of the Company’s business, structure, organization and development, with an emphasis on the possible up-listing of the Company’s common stock onto the New York Securities Exchange (NYSE).

B. Assisted the Company in its efforts to seek additional business relationships that will be of benefit to the Company.

C. Introduced the Company to potential media outlets, market professionals, investment relations professionals, attorneys, broker-dealers, mutual funds and other institutional investors.

D. Consultant devoted such time and effort, as it deemed commercially reasonable and adequate under the circumstances, to the affairs of the Company to render Services contemplated by this agreement. .

E. In conjunction with the Services, Consultant made itself available for telephone conferences with senior management of the Company during normal business hours, in order to advise management in corporate finance matters including, structuring in nature, extent and other parameters of any private placement or other financing offer(s) made to the Company.

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II.        COMPENSATION

In recognition of Services that have been previously rendered to the Company as of August 12, 2016, the Company agrees to issue 660,000 shares of common stock, par value $0.001 per share, to Consultant. The common stock price was $4.50 per share as of closing on August 12, 2016, totaling an aggregate sum of $2,970,000.00.

VI.       REPRESENTATIONS, WARRANTIES AND COVENANTS

A.    The Company acknowledges and understands that Consultant is not a broker-dealer and the Company may be required to pay additional underwriting fees in connection with any offerings, underwritings or financings to the appropriate underwriter and/or funding entity in addition to any fees paid to Consultant. The Company acknowledges and understands that Consultant is not a FINRA member firm and employs no registered representative(s) of a FINRA member firm.

B.     Consultant further acknowledges that by the very nature of its relationship with the Company it will from time to time have knowledge of or access to material non-public information (as such term is defined by the Exchange Act) Consultant hereby agrees to covenants that:

1.       Consultant will not make any purchases or sales in the stock of the Company based on such information.

2.        Consultant will utilize its commercially reasonable efforts to safeguard and prevent the discrimination of such information to third parties unless authorized in writing by the Company to do so as may be necessary in the performance of its Services under this Agreement.

C.     Execution. The execution, delivery and performance of this Agreement in the time and manner herein specified, will not conflict with, result in a breach of, or constitute a default under any existing agreement, indenture, or other instrument to which either the Company or Consultant is a party or by which either entity may be bound or affected.

I.           CORPORATE AUTHORITY

Both the Company and Consultant have full legal authority to enter into this Agreement and to perform the same in the time and manner contemplated. Furthermore, the individuals whose signatures appear below are authorized to sign this Agreement on behalf of their respective corporations.

VI.        CONFIDENTIAL DATA

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A.       Consultant shall not divulge to others, any trade secret or confidential information, knowledge, or data concerning or pertaining to the business and affairs of the Company, obtained by Consultant as a result of its engagement hereunder, unless authorized, in writing by the Company.

B.       The Company shall not divulge to others, any trade secret or confidential information, knowledge, or data concerning or pertaining to the business and affairs of Consultant, obtained as a result of its engagement hereunder, unless authorized, in writing, by Consultant.

C.       Consultant shall not be required in the performance of its duties to divulge to the Company, or any officer, director, agent or employee of the Company, any secret or confidential information, knowledge, or data concerning any other person, firm or entity (including, but not limited to, any such person, firm or entity which may be a competitor or potential competitor of the Company) which Consultant may have or be able to obtain other than as a result of the relationship established by this Agreement.

VII.       OTHER MATERIAL TERMS AND CONDITIONS

A.       Indemnification. The Company agrees to indemnify, defend, and hold Consultant harmless from any and all actions, causes of action, claims, demands, cost, liabilities, expenses and damages (including reasonable attorneys' fees) arising out of, or in connection with any threatened, pending or completed claim, action, suit or proceeding, whether civil, criminal, administrative, legislative, investigative or other (including any appeal relating thereto) whether formal or informal and whether made or brought by or in the right of the Company or otherwise, in which Consultant is, was or at any time becomes a party or witness, or is threatened to be made a party or witness in relation to any services provided in good faith by Consultant under this Agreement.

B.       Survival. Neither termination nor completion of the provision of the Services shall affect the provisions of this Agreement and the indemnification provisions above which are incorporated herein, which shall remain operative and in full force and effect.

C.       Additional Instruments. Each of the parties shall from time to time, at the request of others, execute, acknowledge and deliver to the other party any and all further instruments that may be reasonably required to give full effect and force to the provisions of this Agreement.

D.       Entire Agreement. Each of the parties hereby covenants that this Agreement, together with the exhibits attached hereto as earlier referenced, is intended to and does contain and embody herein all of the understandings and agreements, both written or oral of the parties hereby with respect to the subject matter of this Agreement, and that there exists no oral agreement or understanding or expressed or implied liability whereby the absolute, final unconditional character and nature of this Agreement shall be in any way invalidated, empowered or affected. There are no representations, warranties or covenants other than those set forth herein.

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E.       Governing Law. This Agreement shall be deemed to be made in, governed by and construed in all respects in accordance with the laws of the State of Nevada irrespective of the country or place of domicile or residence of either party and without regard to conflicts of laws principles. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.

F.       Assignments. The benefits of this Agreement shall insure to the respective successors and assignees of the parties hereto and the indemnified parties hereunder and their successors and assigns and representative, and the obligations and liabilities assumed in this Agreement by the parties hereto shall be binding upon their respective successors and assigns, provided that the rights and obligations of the Company under the Agreement may not be assigned or delegated without the prior written consent of Consultant and any such purported assignments shall be null and void. Notwithstanding the foregoing, Consultant may assign any portion of its Compensation as outlined herein to its employees, affiliates, sub-contractors or subsidiaries in its sole discretion.

G.       Counterparts. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed on original constitute one and the same agreement. Facsimile copies with signatures shall be given the same legal effects as an original.

H.       Addresses of Parties. Each party shall at all times keep the other informed of its principal place of business if different from that stated herein and shall promptly notify the other of any change, giving the address of the new place of business or residence.

I.       Modification and Waiver. A modification or waiver of any of the provisions of this Agreement shall be effective only if made in writing and executed with the same formality as this Agreement. The failure of any party to insist upon strict performance of any of the provisions of this Agreement shall not be construed as a waiver of any subsequent default of the same or similar nature or of any other nature.

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If this letter accurately sets forth our understanding, kindly execute the enclosed copy of this letter and return it to the undersigned.

Very truly yours,

NowNews Digital Media Technology Co. Ltd.

By:           /s/ Alan Chen

Name: Alan Chen

Title: Chairman

Date: September 20, 2016

ACCEPTED AND AGREED:

GIA Consultants Limited

By:      /s/ Heer Hsiao

Name: Heer Hsiao

Title: President

Date: September 20, 2016

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